Exhibit 99.1

Patriot National Announces Preliminary Results for Fourth Quarter 2014

FORT LAUDERDALE, FL., February 23, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of outsourcing solutions to the workers’ compensation insurance industry, today announced certain unaudited preliminary financial results for its fourth quarter ended December 31, 2014.

Patriot National expects to report revenue in the range of $39.0 million to $40.0 million and reference premiums of approximately $82.0 million for the fourth quarter ended December 31, 2014. The company anticipates that net income and adjusted EBITDA will exceed analysts’ expectations for the fourth quarter 2014.

“We expect to finish the year on a high note, getting even more traction than we forecast,” said Steven Mariano, Patriot National’s Chief Executive Officer. “I am extremely pleased with our team’s efforts. Our better-than-expected results in the fourth quarter are evidence that the strong value proposition we deliver to our clients is gaining recognition and momentum in the workers’ compensation industry.”

The information presented above is preliminary and based on currently available information. The company’s independent public accounting firm has not audited, reviewed or performed any procedures on this preliminary information.

The company plans to issue updates to investors from time to time on market trends and the company’s performance

Patriot National will provide more details on its fourth quarter and full year 2014 results, as well as its outlook for fiscal year 2015, in its earnings announcement on March 16, 2015 and conference call on March 17, 2015. The company will issue a separate press release today with conference call and webcast information.

Partial Release of Lock-up Agreement

The company also announced today that UBS Securities LLC, on behalf of itself and the other underwriters for Patriot National’s previously completed initial public offering of shares of common stock, is releasing lock-up restrictions with respect to certain shares of Patriot National’s common stock held by Steven Mariano. The release is being granted for the purpose of permitting these shares to be pledged to UBS Bank USA in connection with a loan to Mariano that is expected to close February 26, 2015, and the release will be effective as of that date. The 1.3 million shares included in the release represent approximately eight percent of Mariano’s total holdings in Patriot National. The remainder of Mariano’s shares remain subject to existing lock-up restrictions.

About Patriot National

Patriot National is a national provider of comprehensive outsourcing solutions within the workers’ compensation marketplace for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, specialty underwriting and policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with seven regional offices around the country.

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Patriot National, Inc.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause results to differ materially from those indicated in these statements, including the potential that revenue, net income or adjusted EBITDA could finally be determined to be below the range discussed in this press release, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Financial Profiles, Inc.

Lisa Mueller

(310) 622-8231

PatriotNational@finprofiles.com

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